UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ENERGOUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

3590 North First Street, Suite 210

San Jose, California 95134

   April 29, 2022

You are cordially invited to attend the annual meeting of stockholders of Energous Corporation to be held at 10:00 a.m., Pacific Time, on Wednesday, June 15, 2022. Due to the public health impact of the COVID-19 coronavirus pandemic, the annual meeting will be held entirely online. You will be able to attend and participate in the annual meeting online by visiting www.virtualshareholdermeeting.com/WATT2022, where you will be able to listen to the meeting live, submit questions, and vote.

We look forward to your attending either virtually online or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement. Please give these materials your careful attention.

Very truly yours,

Daniel W. Fairfax
Chair of the Board of Directors

ENERGOUS CORPORATION

3590 North First Street, Suite 210

San Jose, California 95134

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2022

To the Stockholders of Energous Corporation:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Energous Corporation, a Delaware corporation, will be held on Wednesday, June 15, 2022 at 10:00 a.m., Pacific Time. Due to the public health impact of the COVID-19 coronavirus pandemic, the annual meeting will be held entirely online. You will be able to attend and participate in the annual meeting online by visiting www.virtualshareholdermeeting.com/WATT2022, where you will be able to listen to the meeting live, submit questions, and vote:

•	To elect four members of the Board of Directors (Proposal 1);
•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2022 (Proposal 2); and
•	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only Energous stockholders of record at the close of business on April 18, 2022, the record date for this meeting fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Daniel W. Fairfax
Chair of the Board of Directors

San Jose, California

April 29, 2022

PROXY STATEMENT

3590 North First Street, Suite 210

San Jose, California 95134

INFORMATION ABOUT SOLICITATION AND VOTING

The Board of Directors (the “Board” or “Board of Directors”) of Energous Corporation (the “Company,” “Energous,” “we,” “us” or “our”) is providing these materials to you in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”), which will take place on Wednesday, June 15, 2022 at 10:00 a.m., Pacific Time. Due to the public health impact of the COVID-19 coronavirus pandemic, the Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/WATT2022, where you will be able to listen to the meeting live, submit questions, and vote. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about May 4, 2022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

You have received this because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

Our Board of Directors is asking for your proxy, meaning that you authorize persons selected by the Board to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting;
•	a proxy card for the Annual Meeting; and
•	the 2021 Annual Report to Stockholders, which consists of our 2021 Annual Report on Form 10-K.

What items will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	election of four director nominees nominated by our Board of Directors; and
•	ratification of the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders are authorized to vote in their discretion any shares that they represent by proxy.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of the nominees to the Board of Directors presented in this proxy statement; and
•	FOR the ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

No director, nominee for election as a director, or executive officer of the Company has any special interest in any matter to be voted upon, other than the election to the Board of Directors with respect to the directors so nominated in Proposal No. 1.

Who may participate in the Annual Meeting?

This year’s Annual Meeting will take place virtually through the Internet, in light of the COVID-19 pandemic and related public health concerns. We have designed the format of this year’s Annual Meeting to ensure that our shareholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the close of business on April 18, 2022, if you hold a valid proxy for the meeting, or if you are our invited guest. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/WATT2022, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number.

When is the record date and who is entitled to vote?

The Board of Directors set April 18, 2022 as the record date for the Annual Meeting. All record holders of Energous common stock as of the close of business on that date are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the record date, there were 76,322,933 shares of common stock outstanding.

What is a stockholder of record?

A stockholder of record, or registered stockholder, is a person whose ownership of Energous stock is reflected directly on the books and records of our transfer agent, EQ Shareowner Services. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” by that institution and not a stockholder of record. For shares held in street name, the stockholder of record is the bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to do so.

How do I vote?

If you are a shareholder of record, you may vote or submit a proxy by any of the following methods:

1.	By Internet—

Before the Annual Meeting—You may authorize the voting of your shares by following the “Vote by Internet” instructions set forth on the Notice or proxy card through 8:59 p.m. Pacific Time on June 14, 2022. You must specify how you want your shares voted or your vote will not be completed, and you will receive an error message.

During the Annual Meeting—You may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number found on your proxy card or other proxy materials and following the instructions at www.virtualshareholdermeeting.com/WATT2022.

2.  By Telephone— You may vote by proxy, by phone, by following the instructions provided in the accompanying proxy card or the voting instruction card provided.

3. By Mail— Stockholders of record may vote by signing and returning the proxy card provided in the postage-paid envelope we have provided or by returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are a beneficial owner holding shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares and vote by following the voting instructions provided to you by your bank or broker.

For questions about your stock ownership or the Annual Meeting, you may contact us through our website at http://www.energous.com/contact/ or, if you are a registered holder, you may contact our transfer agent, EQ Shareowner Services, by email through the EQ Shareowner Services website at https://www.shareowneronline.com/UserManagement/ContactUs.aspx or call toll free at +1-800-468-9716.

If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at +1-888-518-6799 or (call collect outside North America) at +1-416-867-2272 or by email at contactus@kingsdaleadvisors.com.

How can I change or revoke my vote?

•

Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Energous Corporation, c/o Secretary, at 3590 North First Street, Suite 210, San Jose, California 95134, by submitting another vote at or before 10:00 am Pacific Time, on June 10, 2022, or by voting online during the Annual Meeting.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote in its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares, which is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors is considered to be a non-routine matter under applicable rules. Brokers and other nominees cannot vote without shareholder instructions on non-routine matters, so there are likely to be broker non-votes on this proposal. The ratification of the appointment of Marcum as our independent registered public accounting firm for 2022 is considered to be a routine matter under applicable rules. Brokers or other nominees may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to this proposal.

What is the quorum for the Annual Meeting?

The presence at the Annual Meeting, virtually online or by proxy, of the holders of a majority of the shares of stock issued and outstanding and entitled to vote at the Annual Meeting is necessary for the transaction of business and a quorum at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

The following are the vote requirements for each proposal:

•	Proposal 1, Election of directors. The nominees receiving the highest number of votes will be elected as members of our Board.
•

Proposal 2, Ratification of appointment of independent registered public accounting firm. The ratification of the Audit Committee’s appointment of Marcum as our independent registered public accounting firm for 2022 will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceed the number of votes cast “AGAINST” the proposal.

None of the proposals, if approved, entitle stockholders to appraisal rights under Delaware law or our charter.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted as present for purposes of determining the existence of a quorum. Broker non-votes and abstentions are not counted as votes cast and therefore will have no effect on any of the proposals at the Annual Meeting.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email. We have also retained Kingsdale Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $18,500 plus a fee per call made on our behalf in connection with the solicitation of proxies and the reimbursement of out-of-pocket expenses incurred by it on our behalf.

Where can I find the voting results of the Annual Meeting?

We will announce the results of voting at the Annual Meeting in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2023 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Proxy Materials for the 2023 Annual Meeting of Stockholders. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2023 annual meeting of stockholders must be received no later than December 31, 2022. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 3590 North First Street, Suite 210, San Jose, California 95134.

Requirements for Stockholder Proposals to Be Brought Before the 2023 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2023 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2023 annual meeting, must be delivered to our Secretary at 3590 North First Street, Suite 210, San Jose, California 95134 not earlier than the close of business on February 15, 2023 and not later than the close of business on March 17, 2023. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2023 annual meeting of stockholders.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board has determined that each of Mr. Fairfax, Ms. Au, Mr. Patel, Ms. Wilkerson and Ms. Bayless, representing all of our current directors and all four of our continuing directors, is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). The Board has also determined that all of members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent directors and meet any other requirements for membership on those specific committees under applicable Nasdaq and SEC rules.

Board Diversity Matrix

The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members in accordance with Nasdaq Listing Rule 5606. Among our five current Board members, three of our directors identify as women and, under the definition utilized by Institutional Shareholder Services (ISS), none of our directors identify as having two races/ethnicities.

Board Diversity Matrix (As of April 29, 2022)
Total Number of Directors	5
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	1	2
Part II: Demographic Background
African American or Black	1
Asian		1
White (other than Middle Eastern)	1
Did Not Disclose Demographic Background			2

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of the Board. Executive sessions do not include any non-independent directors and are led by the Chair of the Board.

Board Leadership Structure

The Board does not have a general policy regarding the separation of the roles of Chair and Chief Executive Officer. The Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board has reviewed our current Board leadership structure in light of the composition of the Board, the size of the Company, the nature of the Energous business and other relevant factors. We currently have a Chief Executive Officer and a separate Chair of the Board. The Board believes that having an independent Chair helps to ensure that management will be subject to independent and objective oversight and that the independent directors have an active voice in the governance of the Company. Mr. Johnston serves as our Chief Executive Officer and does not serve as a member of the Board. Mr. Fairfax serves as the Chair of the Board. Mr. Fairfax will not be standing for reelection at the Annual Meeting, and therefore he will cease to be Chair and a member of the Board or any committee thereof immediately prior to the Annual Meeting. Following the Annual Meeting, Ms. Reynette Au will succeed Mr. Fairfax as Chair of the Board.

Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chair of the Board, as a representative of the entire Board, or to the individual director or directors, in each case, c/o Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134. Our Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board has adopted a policy concerning director nominations, which is available at www.energous.com and summarized below.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board in the context of the needs of the business and the current composition and needs of the Board.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, and personal integrity and sound business judgment. The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board. All candidates for director nominee must have time available to devote to their service on the Board. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting Board nominees for election by the stockholders. The Board delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for Board approval as director nominees for election to the Board. The Corporate Governance and Nominating Committee also recommends candidates for Board appointment to Board committees.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;
•

the class and number of shares of our equity securities that are owned beneficially and held of record by such stockholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•

a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

•	the name of the individual recommended for consideration as a director nominee;
•	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;
•	how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;
•	the recommended candidate’s beneficial ownership in our securities;
•	any relationships between the recommended candidate and us which may constitute a conflict of interest; and
•

all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134. Our Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing Board members, our Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. The Secretary will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board.

Policy Governing Director Attendance at Annual Meetings of Stockholders

While we do not have a formal policy governing director attendance at our annual meeting of stockholders, we do encourage our directors to attend. All Board members then serving attended the 2021 annual meeting of stockholders.

Code of Ethics

We have in place a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.energous.com. A copy may also be obtained, free of charge, from us, upon a request directed to Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.energous.com and/or in our public filings with the SEC.

Hedging Policy

Our insider trading policy prohibits our employees, officers, directors and consultants from engaging in hedging or monetization transactions involving our securities. Additionally, our insider trading policy prohibits our employees, officers, directors and consultants from engaging in transactions involving options, convertible debentures or other derivative securities on our securities, such as puts and calls, engaging in short sales of our securities, including short sales “against the box”, and using or pledging our securities as collateral in a margin account or as collateral for a loan.

The Board of Directors and its Committees

Board of Directors

Our bylaws state that the number of directors constituting the Board of Directors shall be determined by resolution of the Board, and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of members of our Board is currently fixed at five. The Board has resolved that effective upon the election of directors at the Annual Meeting, the size of the Board shall automatically be set to four without further action by the Board.

During 2021, our Board met 20 times, our Audit Committee met seven times, our Compensation Committee met 16 times, and our Corporate Governance and Nominating Committee met twice. All of our directors attended at least 75% of the aggregate meetings held by the Board of the Directors and the Board committees on which they serve.

The Board currently has three standing committees – a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee. Each standing committee has a charter that has been approved by the Board, a copy of which is available at the investor relations page on our website www.energous.com. Each committee reviews the appropriateness of its charter annually and at such other interval as each committee determines. The Board and each of its standing committees has authority to engage its own advisors and consultants.

The following table sets forth the current members of each Board standing committee:

Name	Audit	Compensation	Corporate Governance and Nominating
Daniel W. Fairfax (1)	X
Reynette Au		X	X
Rahul Patel	X	Chair
Sheryl Wilkerson		X	Chair
Kathleen Bayless	Chair

(1)Mr. Fairfax is not standing for re-election at the Annual Meeting.

Committees

Audit Committee. The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. Our Audit Committee currently consists of Ms. Bayless (Chair), Mr. Fairfax and Mr. Patel. Effective upon the Annual Meeting, our Audit Committee will consist of Ms. Bayless (Chair), Ms. Au and Mr. Patel. The Board has determined that each current member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has appointed Ms. Bayless as Chairperson of the Audit Committee and has determined that she qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board on the adequacy of our financial reporting process and system of internal control over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of our disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders, and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. Our Compensation Committee currently consists, and effective upon the Annual Meeting will consist, of Mr. Patel (Chair), Ms. Au and Ms. Wilkerson. Each of Mr. Patel, Ms. Au and Ms. Wilkerson is a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director within the meaning of the Nasdaq director independence standards. The Compensation Committee (1) discharges the responsibilities of the Board relating to the compensation of our directors and executive officers, (2) oversees our procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements our incentive compensation plans and equity-based plans. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

The Compensation Committee has engaged Compensia, Inc., a nationally-recognized independent compensation consultant, to provide competitive benchmarking and recommendations to the Compensation Committee regarding the design, form and amount of our compensation arrangements with our Chief Executive Officer. At the Compensation Committee’s request, the consultant does not provide any services to us other than the assistance it provides to the Compensation Committee. The consultant reports directly to the Compensation Committee. The Compensation Committee then reviews any such reports and submits its recommendations to the Board for approval. The Compensation Committee has assessed the independence of Compensia, Inc. pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the committee.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee currently consists of Ms. Wilkerson (Chair) and Ms. Au. Effective upon the Annual Meeting, our Corporate

Governance and Nominating Committee will consist of Ms. Wilkerson (Chair) and Ms. Bayless. The Corporate Governance and Nominating Committee (1) recommends to the Board persons to serve as members of the Board and its committees, (2) considers the director candidate recommendation submitted from stockholders, (3) assists the Board in evaluating the performance of directors and Board committees, (4) advises the Board regarding the appropriate board leadership structure, (5) reviews and makes recommendations to the Board on corporate governance and corporate responsibility and sustainability and (6) reviews Board size and composition and recommends any changes it deems advisable to the Board.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2021 were Rahul Patel, Reynette Au, and Sheryl Wilkerson. None of the members of the Compensation Committee served as one of our employees in 2021 or has ever served as one of our officers, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2021, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of an entity, an executive officer of which served on our Board or Compensation Committee.

Role of the Board in Risk Oversight

The Board administers its risk oversight function directly and through the Audit Committee. The Board and Audit Committee regularly discuss with management our major risk exposures, their potential financial impact on us, and steps to monitor and control those risks.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members. Four of the five current members of the Board of Directors have been nominated for election at the Annual Meeting, to hold office until the next annual meeting and the election of their successors.

Shares represented by all proxies received and not marked to withhold authority to vote for any individual nominee will be voted FOR the election of each of the nominees named below. Each nominee has agreed to serve if elected and the Board knows of no reason why any nominee would be unable to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board.

Nominees

The following table sets forth the nominees for election to the Board at the Annual Meeting, along with the year such director was first elected as a member of our Board, and the positions with us held by each director.

Name	Year First Became Director	Position with Energous
Reynette Au	2019	Director
Rahul Patel	2019	Director
Sheryl Wilkerson	2020	Director
Kathleen Bayless	2021	Director

Information about Director Nominees

Set forth below is background information about each director nominee, as well as information about the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve on the Board.

Reynette Au, age 59, joined our Board in August 2019. Since April 2021, Ms. Au has served as a strategy and planning executive at Google. From September 2017 to April 2021, Ms. Au has served as a vice president of marketing, at Intel Corporation. From April 2013 to September 2015, Ms. Au was a vice president of marketing for the mobile business unit of Micron Technology, a memory and storage solutions provider. From February 2012 to April 2013, she served as the chief marketing officer and vice president at Phoenix Technologies, a company that designs, develops and supports core system software. From January 2011 to February 2012, she served as a principle at GTIA, a market strategy and investment company. From October 2008 to December 2010, she served as the vice president of marketing and business development at Atheros Communications, a company that designed, developed and supported WIFI, Ethernet and Bluetooth silicon.  From April 2005 to September 2008, she served as a vice president, mobile business marketing at NVIDIA Corporation. From January 2002 to February 2004, she served as the CEO and president at Triscend Corporation, a company providing configurable system-on-chip devices and customizable microcontrollers.  Ms. Au holds a B.S. in Computer Science from University of Denver. Our Board believes that Ms. Au’s extensive executive and managerial experience and in-depth knowledge of the semiconductor and software industry qualify her to serve as a member of our Board of Directors.

Rahul Patel, age 52, joined our Board in August 2019. Since May 2015, Mr. Patel has served as senior vice president and general manager, Connectivity, Cloud & Networking Business Unit, at Qualcomm Technologies, Inc. From August 2002 to May 2015, Mr. Patel worked at Broadcom Corporation where his last role was senior vice president and general manager for the Wireless Communications & Connectivity business. From 2000 to 2002, Mr. Patel was a business line manager at HiFn, Inc., a security processor company. From 1998 to 2000, Mr. Patel was a senior marketing manager at Samsung Semiconductor, a subsidiary of Samsung Electronics. From 1996 to 1998, Mr. Patel was Senior Marketing Manager at Tritech Microelectronics, a semiconductor company.  From 1993 to 1996, Mr. Patel served as various Integrated Circuit Design Engineering and Marketing roles at EPSON/S-MOS Systems, a semiconductor company. Mr. Patel holds an M.B.A. from Santa Clara University, a M.S. in Computer

Science and Engineering from Arizona State University, and a B. Tech in Electronics and Communications Engineering from National Institute of Technology, Warangal, India. Our Board believes that Mr. Patel’s extensive executive, managerial, marketing and engineering experience and in-depth knowledge of the semiconductor, consumer, mobile and telecommunications industries qualify him to serve as a member of our Board of Directors.

Sheryl Wilkerson, age 59, joined our Board in October 2020. Since August 2014, Ms. Wilkerson serves as Vice President, Government Affairs at Michelin North America, Inc. From January 2018 to August 2020, she served on our advisory board. From June 2009 to August 2014, Ms. Wilkerson served as the President of Willow, LLC, where she advised global wireless, telematic and automotive companies on government affairs. From April 2005 to March 2009, Ms. Wilkerson served as Senior Vice President, Strategic Planning and Corporate Services at Ygomi, LLC a company which develops software for automated driving and ADAS. Ms. Wilkerson holds a B.A. in Telecom and Afro-American Studies from Indiana University and J.D. from Georgetown Law Center. Our Board believes that Ms. Wilkerson’s legal and extensive executive and in-depth knowledge of the government affairs and strategic planning of wireless, telematics and automotive technologies qualify her to serve as a member of our Board of Directors.

Kathleen A. Bayless, age 65, joined our Board in July 2021. Ms. Bayless has served as a member of the board and has been the chairperson of the audit committee of Veeco Instruments, a leading supplier of capital equipment to the semiconductor industry (Nasdaq: VECO), since July 2016. Ms. Bayless also serves as a member of the board and audit committee of Ballard Power Systems (Nasdaq/TSX:  BLDP) a leading supplier of  zero-emission fuel cells to the transportation industry. Prior to Veeco, Ms. Bayless served as Senior Vice President, Chief Financial Officer and Treasurer of Synaptics, Incorporated, a leader in human interface technology, including touch, display and biometric semiconductor products used in the mobile, PC and automotive industries, from March 2009 to June 2015. Before joining Synaptics, Ms. Bayless led the finance integration and transition activities in connection with Western Digital Media Inc.’s acquisition of Komag, Incorporated, a leading supplier of thin-film disks to the hard disk drive industry. Ms. Bayless served at Komag in various financial roles including most recently as Executive Vice President, Secretary, and Chief Financial Officer from 1994 to 2007. Prior to joining Komag, Ms. Bayless, a certified public accountant, served with the public accounting firm of Ernst & Young, from 1979 to 1994. Ms. Bayless holds a B.S. degree, in business administration, accounting and finance, from California State University, Fresno.  Our Board believes that Ms. Bayless’s significant executive, financial and accounting experience in the semiconductor qualify her to serve as a member of our Board of Directors.

Director Compensation

Compensation of our non-employee directors includes a cash component and an equity component. Employee directors are not compensated for serving on the Board.

Each non-employee director receives cash compensation consisting of an annual retainer of $35,000, and the following annual amounts, as applicable:

Chair of the Board	$25,000
Lead Independent Director	$25,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$5,000
Corporate Governance and Nominating Committee Chair	$10,000
Corporate Governance and Nominating Committee Member	$5,000

Each non-employee director receives equity compensation in the form of restricted stock units (“RSUs”) for shares of our common stock. Upon first appointment or election to the Board, each such director receives an initial RSU award covering a number of shares equal to $100,000 divided by the fair market value of our common stock, vesting in three equal annual installments. Each year, the director receives a refresh RSU covering a number of shares equal to $50,000 divided by the fair market value of our common stock, vesting on the first anniversary of the grant date. In addition, the Chair of the Board receives an RSU covering 20,000 shares that vests after one year, and the Chair Emeritus receives an RSU covering 5,000 shares that vests after one year. Equity compensation for directors accelerates upon a change of control. Equity awards under our non-employee director compensation policy are granted pursuant to our Non-Employee Equity Compensation Plan. Fair market value of our common stock is determined by averaging the closing trading prices of our common stock for the 30 consecutive trading days prior to the grant date.

The following table sets forth information about the compensation of each non-employee director who served on our Board during 2021:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Daniel W. Fairfax (2)	$80,000	$85,050	—	$165,050
Reynette Au	$44,375	$47,250	—	$91,625
Rahul Patel	$60,000	$47,250	—	$107,250
Sheryl Wilkerson	$50,000	$9,450	—	$59,450
Kathleen Bayless	$19,810	$87,164	—	$106,974
Michael Noonen (3)	$23,716	$47,250	—	$70,966

(1)

The amounts shown in this column indicate the grant date fair value of RSUs granted in the subject year computed in accordance with FASB ASC Topic 718 (which were calculated with a grant date fair value of $1.89 per share for awards granted on January 4, 2021 and $2.35 per share for awards granted on July 23, 2021). For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our most recent Annual Report on Form 10-K.

(2)	Mr. Fairfax is not standing for re-election at the Annual Meeting.
(3)	Mr. Noonen did not stand for re-election at the 2021 annual meeting of stockholders.

The aggregate number of stock awards and option awards outstanding as of December 31, 2021 and held by non-employee directors were as follows:

Name	Shares Subject to Outstanding Stock Awards	Shares Subject to Outstanding Stock Option Awards
Daniel W. Fairfax	59,021	—
Reynette Au	39,021	—
Rahul Patel	39,021	—
Sheryl Wilkerson	29,848	—
Kathleen Bayless	37,091	—

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE

DIRECTOR NOMINEES

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and recommends that stockholders vote for ratification of such selection. We are presenting this selection to our stockholders for ratification at the Annual Meeting.

Marcum audited our financial statements for 2021. Representatives of Marcum, who will be attending the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions, as applicable.

Vote Required for Approval

The ratification of the Audit Committee’s appointment of Marcum as our independent registered public accounting firm for 2022 will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceed the number of votes cast “AGAINST” the proposal. If our stockholders fail to ratify the selection of Marcum as the independent registered public accounting firm for 2022, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Marcum periodically rotates the individuals who are responsible for the Energous audit.

The following table sets forth the aggregate fees billed or expected to be billed by Marcum for 2021, and the aggregate fees billed by Marcum for 2020, for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2021	2020
Audit Fees (1)	$221,629	$173,040
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$221,629	$173,040

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by Marcum during 2021 were pre-approved by the Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

EQUITY COMPENSATION PLAN INFORMATION

We maintain the following equity compensation plans under which equity securities are authorized for issuance to our employees and directors: the 2013 Equity Incentive Plan, the Non-Employee Equity Compensation Plan, the 2015 Employee Stock Purchase Plan, the 2017 Equity Inducement Plan and the Performance Share Unit Plan. All of these plans (with the exception of the 2017 Equity Inducement Plan) were approved by our stockholders. The following table presents information about our equity plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities outstanding)
Equity compensation plans approved by security holders	2,059,077	(1)	$5.77	(2)	5,063,241	(3)
Equity compensation plans not approved by security holders	175,202	(4)	$—	(2)	133,551	(5)
Total	2,234,279		$5.77	(2)	5,196,792

(1)	Includes 1,534,071 outstanding restricted stock units under plans approved by our security holders and options to purchase 525,006 shares of common stock.
(2)	Does not include restricted stock units, which have no exercise price.
(3)

Includes 1,779,806 shares available for issuance under our 2013 Equity Incentive Plan, 872,422 shares available for issuance under our Non-Employee Equity Compensation Plan and 2,411,013 shares available for issuance under our 2015 Performance Share Unit Plan.

(4)	Includes outstanding RSUs covering 175,202 shares issued as inducement awards, which vest in four equal annual installments on the anniversary of the employees’ hire dates.
(5)	Includes 133,551 shares available for issuance under our 2017 Equity Inducement Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2022 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	each member of our Board of Directors, and each nominee for election to our Board;
•	each named executive officer identified in the Summary Compensation Table below; and
•	all of our executive officers and directors as a group.

Unless otherwise noted, the address of each person listed on the table is c/o Energous Corporation at 3590 North First Street, Suite 210, San Jose, California 95134. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned by them, except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with SEC rules. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares issuable pursuant to stock options that may be exercised, and RSUs and PSUs that may vest, within 60 days after March 31, 2022 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage of shares beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. Percentages of common stock outstanding as of March 31, 2022 are calculated based upon 76,317,743 shares of common stock outstanding on that date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Daniel W. Fairfax (1)	112,063	*
Reynette Au (2)	62,357	*
Rahul Patel (3)	4,709	*
Sheryl Wilkerson (4)	23,362	*
Kathleen Bayless	—	*
Cesar Johnston (5)	414,964	*
Neeraj Sahejpal (6)	250,341	*
William Mannina (7)	22,465	*
Stephen R. Rizzone (8)	1,849,999	2.4%
Brian Sereda (9)	327,752	*
All current directors and all executive officers as a group (8 persons) (10)	890,261	1.2%
Five Percent Stockholders
None

*	Represents less than 1% of our outstanding shares of common stock.
(1)	Includes 112,063 shares held. Mr. Fairfax is not standing for re-election at the Annual Meeting.
(2)	Includes 62,357 shares held.
(3)	Includes 4,709 shares held.
(4)	Includes 23,362 shares held.
(5)	Includes 403,565 shares held and 11,399 shares issuable upon settlement of RSUs that will vest within 60 days of March 31, 2022.
(6)	Includes 240,962 shares held and 9,379 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2022. Mr. Sahejpal will be departing the Company on April 30, 2022.

(7)	Includes 19,965 shares held and 2,500 shares issuable upon settlement of RSUs that will vest within 60 days of March 31, 2022.
(8)

Includes 585,970 shares held per Form 4 filed December 5, 2019, 524,744 shares issuable upon the exercise of options, 589,285 shares issuable upon the settlement of RSUs that will be delivered within 60 days of March 31, 2022 and 150,000 shares issuable upon the settlement of PSUs that will be delivered within 60 days of March 31, 2022.

(9)	Includes 320,252 shares held per Form 4 filed August 17, 2021 and 7,500 shares issued upon the settlement of RSUs on February 15, 2022.
(10)	Includes 866,983 shares held by all directors and executive officers as a group and 23,378 shares issuable upon the settlement of RSUs that will vest within 60 days of March 31, 2022.

EXECUTIVE OFFICERS

Set forth below is background information relating to our current executive officers:

Name	Age	Position
Cesar Johnston	58	Chief Executive Officer
William Mannina	52	Acting Chief Financial Officer, Vice President of Finance
Neeraj Sahejpal(1)	52	Departing Senior Vice President of Marketing and Business Development

_________

(1)Mr. Sahejpal will be departing the Company on April 30, 2022.

Cesar Johnston joined Energous in July 2014 and serves as the Company’s Chief Executive Officer. Prior to his current role, he acted as Chief Operating Officer and Executive Vice President of Engineering. Prior to joining the Company, Mr. Johnston was Vice President of Engineering for Wireless Connectivity at Marvell Semiconductor where he was responsible for R&D and development of all Wi-Fi, Bluetooth, FM, and NFC products. Prior to Marvell, Mr. Johnston was the Senior Director of Wi-Fi VLSI and Systems Hardware development at Broadcom responsible for 802.11g and 802.11n products. Mr. Johnston is a recognized pioneer in the technology development of multiple first-of generations of SISO and MIMO wireless products. Mr. Johnston received both B.S. and M.S. in Electrical Engineering from the NYU Tandon School of Engineering and holds a Certificate of Business Excellence (COBE) from the University of California, Berkeley. He is an IEEE Senior Member, and he has written over 40 conference and journal papers and holds 24 patents.

William Mannina joined Energous in September 2016 and has served as Acting Chief Financial Officer since August 2021. Prior to his current role, he acted as Vice President of Finance, Senior Director of Finance and Corporate Controller for the Company. From 2015 to 2016, he was an independent CPA consultant, engaged in general accounting and consulting. From 2008 to 2015, he was the Corporate Controller for Kana Software, Inc., a provider of on-premises and cloud computing hosted customer relationship management software products. Prior to Kana Software, he was the Corporate Controller for Narus Inc. and ArcSight, the Assistant Corporate Controller at Symmetricom, Inc., and the Corporate Controller for Blaze Software, Inc. He was previously a Senior Auditor at Mohler, Nixon & Williams (now part of Moss Adams), and began his career as an Accountant at Tandem Computers, Inc. Mr. Mannina is a licensed Certified Public Accountant, and received a B.S. in Accounting, MBA in Finance and Marketing, and M.S. in Taxation from San Jose State University.

Neeraj Sahejpal joined Energous in November 2014 and serves as the Company’s Senior Vice President of Marketing and Business Development. Mr. Sahejpal will be departing the Company on April 30, 2022. While Mr. Sahejpal was at the Company, he was responsible for Corporate Strategy, Product Management and driving Customers and Strategic Partners engagements. Mr. Sahejpal joined Energous from Broadcom where he was Director of Product Marketing. From 2009 to 2014, while at Broadcom, Mr. Sahejpal helped seed and scale the Wireless Entertainment connectivity business. From 2005 to 2009, Mr. Sahejpal held a senior marketing position at PMC Sierra. Prior to that, Mr. Sahejpal co-founded a wireless startup and held senior positions in ASIC design while working for Inkra Networks, NVIDIA and Oak Technology. Mr. Sahejpal represents Energous on the board of Air Fuel Alliance (AFA) and is founding chair of the Uncoupled Working Committee (UWC) of AFA. Mr. Sahejpal received his Bachelor of Engineering from National Institute of Technology, Allahabad, India and both MSCE, MBA from Santa Clara University. Mr. Sahejpal has also completed the Executive Program in Strategic Marketing and Leadership at the Stanford Graduate Business School.

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, incentive quarterly performance bonuses and long-term equity compensation in the form of stock options and restricted stock units, including performance-based restricted stock units. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned during 2021 and 2020 by the individuals that served as our principal executive officer during 2021, our two most highly compensated executive officers other than the individuals who served as our principal executive officer during 2021, and the individual who would have been one of our two most highly compensated executive officers had he remained employed with the Company through the end of fiscal year 2021 (collectively, the “named executive officers”):

Summary Compensation Table for 2021

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan		Stock Awards(1)		All Other Compensation	TOTAL
Cesar Johnston	2021	$358,517	$339,269	(2)	$1,611,492	(13)	—	$2,309,278
Chief Executive Officer	2020	$340,000	$223,125	(3)	$284,526	(14)	—	$847,651

William Mannina	2021	$245,173	$90,625	(4)	$465,525	(15)	—	$801,323
Acting Chief Financial Officer

Neeraj Sahejpal	2021	$261,250	$241,656	(6)	$1,293,529	(16)	—	$1,796,435
Departing Sr. Vice President of Marketing and Business Development (5)

Stephen R. Rizzone	2021	$249,650	$159,688	(8)	$—	(17)	$3,650,240 (21)	$4,059,578
Former President and Chief Executive Officer (7)	2020	$365,000	$239,531	(9)	$—	(18)	—	$604,531

Brian Sereda	2021	$237,366	$140,585	(11)	$1,144,977	(19)	—	$1,522,928
Former Chief Financial Officer (10)	2020	$307,500	$201,797	(12)	$241,306	(20)	—	$750,603

(1)

Amounts shown in this column indicate the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our 2020 Annual Report on Form 10-K.

(2)

Represents 100% achievement of 2021 performance goals, including development of an international strategy regarding regulatory approvals and certifications, achievement of financing goals, and public relations goals.

(3)

Represents 100% achievement of 2020 performance goals, including development of an international strategy regarding regulatory approvals and certifications, achievement of financing goals, and public relations goals.

(4)

Represents 100% achievement of 2021 performance goals, including completion of financing and revenue goals, the completion of project milestones within customer contracts, and the development of technical solutions related to upcoming products.

(5)	Mr. Sahejpal will be departing the Company on April 30, 2022.
(6)

Represents 100% achievement of 2021 performance goals, including completion of financing and revenue goals, the completion of project milestones within customer contracts, and the development of technical solutions related to upcoming products.

(7)	Mr. Rizzone retired from his position as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective as of July 9, 2021.
(8)

Represents 100% achievement of 2021 performance goals, including development of an international strategy regarding regulatory approvals and certifications, achievement of financing goals, and public relations goals.

(9)

Represents 100% achievement of 2020 performance goals, including development of an international strategy regarding regulatory approvals and certifications, achievement of financing goals, and public relations goals.

(10)	Mr. Sereda resigned from his position as Chief Financial Officer, effective as of August 11, 2021.
(11)

Represents 100% achievement of 2021 performance goals, including development of an international strategy regarding regulatory approvals and certifications, achievement of financing goals, and public relations goals.

(12)	Represents 100% achievement of 2020 performance goals, including completion of financing goals and internal financial control of projects.
(13)	Represents grants of RSUs covering 273,792 shares and PSUs covering 188,089 shares.
(14)

Represents grants of RSUs covering 205,187 shares and PSUs covering 68,396 shares. The PSU Awards include shares with $71,132 of value that were forfeited and/or cancelled due to the fact that the metrics and criteria of such Awards were not met.

(15)	Represents grants of RSUs covering 115,000 shares and PSUs covering 42,250 shares.
(16)	Represents grants of RSUs covering 209,400 shares and PSUs covering 154,756 shares.
(17)	No RSUs were granted in 2021.
(18)	No RSUs were granted in 2020.
(19)	Represents grant of RSUs covering 123,513 shares and PSUs covering 159,518 shares.
(20)

Represents grant of RSUs covering 174,019 shares and PSUs covering 58,006 shares. The PSU Awards include shares with $60,326 of value that were forfeited and/or cancelled due to the fact that the metrics and criteria of such Awards were not met.

(21)	Includes severance payments pertaining to 2021, including accruals for compensation, COBRA, attorney fees and projected bonus.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2021.

	Options Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Cesar Johnston	—	$—	—	15,000	(3)	$18,750
				25,648	(4)	32,060
				79,795	(5)	99,744
				137,000	(6)	171,250
William Mannina	—	—	—	2,000	(3)	2,500
				17,500	(5)	21,875
				60,000	(6)	75,000
				25,000	(7)	31,250
Neeraj Sahejpal (8)	—	—	—	8,750	(3)	10,938
				18,665	(4)	23,331
				2,438	(9)	3,048
				65,654	(5)	82,068
				96,850	(6)	121,063
Stephen R. Rizzone	28,198	1.68	8/31/2022	—		—
	496,546	6.00	8/31/2022	—		—
Brian Sereda	—	—	—	7,500	(9)	9,375

(1)	Based on the closing price of our common stock on December 31, 2021, which was $1.25 per share.
(2)	No PSUs were outstanding as of December 31, 2021.
(3)	Represents unvested portion of RSUs with remaining shares vesting on January 2, 2022.
(4)	Represents unvested portion of RSUs with remaining shares vesting on February 15, 2022.
(5)	Represents unvested portion of RSUs vesting in quarterly installments through August 15, 2023.
(6)	Represents unvested portion of RSUs with 1/3 of remaining shares vesting on August 15, 2022, then remaining shares vesting quarterly through August 15, 2024.
(7)	Represents unvested portion of RSUs with all shares vesting August 16, 2023.
(8)	Mr. Sahejpal will be departing the Company on April 30, 2022.
(9)	Represents unvested portion of RSUs with remaining shares vesting on February 15, 2022.

Employment Agreements and Change of Control Arrangements

Termination or Change in Control Arrangements

Cesar Johnston. In connection with Mr. Johnston’s appointment as Chief Executive Officer, the Company and Mr. Johnston entered into an amended and restated severance and change in control agreement (the “Johnston A&R CIC Agreement”), dated as of December 6, 2021. Under the terms of the Johnston A&R CIC Agreement, in the event of a termination that is not a change-in-control qualifying termination, Mr. Johnston is entitled to (a) a one-time lump sum payment by the Company in an amount equal to 18 months of his monthly base salary plus an amount equal to 100% of his target bonus plus, if agreed by the Compensation Committee, a discretionary bonus for the year in which the termination occurs, (b) any outstanding unvested equity awards held by Mr. Johnston that would vest in the next 18 months of continuing employment (other than any equity awards that vest upon satisfaction of performance criteria) will accelerate and become vested and (c) if Mr. Johnston timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company or its successor will pay the full amount of Mr. Johnston’s COBRA premiums on his behalf for 18 months.

The Johnston A&R CIC Agreement additionally provides that, in the event of a change-in-control qualifying termination, Mr. Johnston is entitled to (a) a one-time lump sum payment by the Company in an amount equal to 18 months of his monthly base salary plus an amount equal to 150% of his target bonus plus a prorated bonus for the year in which the termination occurs, (b) any outstanding unvested equity awards held by Mr. Johnston (including any equity awards that vest upon satisfaction of performance criteria) will accelerate in full and become vested and (c) if Mr. Johnston timely elects continued coverage under COBRA, the Company or its successor will pay the full amount of Mr. Johnston’s COBRA premiums on his behalf for 18 months.

Mr. Johnston is also eligible to receive all customary and usual benefits generally available to senior executives of the Company.

Neeraj Sahejpal. In July 2020, the Company and Mr. Sahejpal entered into an amendment and restatement of his then existing severance and change of control agreement with the Company (as amended and restated, the “Sahejpal Severance Agreement”). Under the terms of the Sahejpal Severance Agreement, the Company agreed that if Mr. Sahejpal was terminated in a Qualifying CiC Termination (as defined therein), he would receive a lump sum equal to 12 months of his monthly base salary, an amount equal to 100% of his target bonus, and a prorated bonus for the year in which the termination occurred. In addition, to the extent allowable, 100% of Mr. Sahejpal’s equity awards would accelerate and become vested. If Mr. Sahejpal were to be terminated in a Qualifying Non-CiC Termination (as defined therein), he would receive a lump sum equal to 12 months of his monthly base salary and 100% of his annual target bonus, and if agreed by the Compensation Committee he may receive a prorated discretionary bonus for the year in which the termination occurs. In addition, the equity awards that would have vested in the 12 months following the termination would have accelerated and become vested. Finally, in both a Qualifying CiC Termination and a Qualifying Non-CiC Termination, if Mr. Sahejpal so elected, the Company would be required to pay 12 months of COBRA premiums based on the terms of the Company’s group health plan.

Mr. Sahejpal will be departing the Company on April 30, 2022, and such termination will be deemed a Qualifying Non-CiC Termination.

Stephen R. Rizzone. On July 9, 2021, the Company announced that Mr. Rizzone had retired from his position as the Company’s President and Chief Executive Officer and as a member of the Board. In connection with Mr. Rizzone’s retirement, the Company and Mr. Rizzone entered into an Executive Transition Agreement (“Rizzone Separation Agreement”) on July 8, 2021, providing for continued employment through August 31, 2021. Upon his termination of employment, the Rizzone Separation Agreement provided severance payments and benefits to Mr. Rizzone consistent with the terms of his then-existing employment agreement with the Company, including without limitation: compensation-based payments of $1,460,000 in the aggregate, payable under a certain payment scheme as set forth therein, an additional lump sum cash payment of $2,000,000, a pro-rated bonus payment for the two months of employment during the then-current quarterly bonus period payable at the same time bonus payments are made to other executives of the Company, settlement of deferred vested restricted stock units and an extension of the exercise periods of all stock options held by Mr. Rizzone until the one year anniversary of his termination date, and additional benefits related to Mr. Rizzone’s medical insurance. In addition, the Company agreed to pay off all amounts owed under a lease agreement relating to a company car and Mr. Rizzone received the title to the vehicle. All compensation under the Rizzone Separation Agreement was subject to applicable withholding.

Brian Sereda. On July 23, 2021, the Company announced that Brian Sereda had resigned from his position as the Company’s Chief Financial Officer. Mr. Sereda received no severance compensation in connection with his resignation. In July 2020, the Company and Mr. Sereda entered into an amendment and restatement of his then existing severance and change of control agreement with the Company (as amended and restated, the “Sereda

Severance Agreement”). Under the terms of the Sereda Severance Agreement, the Company agreed that if Mr. Sereda was terminated in a Qualifying CiC Termination (as defined therein), he would receive a lump sum equal to 12 months of his monthly base salary, an amount equal to 100% of his target bonus, and a prorated bonus for the year in which the termination occurred. In addition, to the extent allowable, 100% of Mr. Sereda’s equity awards would accelerate and become vested. If Mr. Sereda were to be terminated in a Qualifying Non-CiC Termination (as defined therein), he would receive a lump sum equal to 12 months of his monthly base salary and 100% of his annual target bonus, and if agreed by the Compensation Committee he may receive a prorated discretionary bonus for the year in which the termination occurs. In addition, the equity awards that would have vested in the 12 months following the termination would have accelerated and become vested. Finally, in both a Qualifying CiC Termination and a Qualifying Non-CiC Termination, if Mr. Sereda so elected, the Company would be required to pay 12 months of COBRA premiums based on the terms of the Company’s group health plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation agreements and other arrangements that are described in “Executive Compensation,” in 2021 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be involved, in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our Board has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee comprises Ms. Bayless, Mr. Fairfax and Mr. Patel. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and has discussed them with both management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Marcum their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Marcum with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Kathleen Bayless, Chair
Daniel W. Fairfax
Rahul Patel

ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater-than 10% stockholders complied with all applicable filing requirements on a timely basis during 2021, except the following: two reports covering a total of two transactions that were filed late by Mr. Johnston; one report covering holdings that was filed late by Mr. Mannina, one report covering a total of one transaction, that was filed late by Mr. Sahejpal and one report covering a total of one transaction, that was filed late by Brian Sereda, our former Chief Financial Officer.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 15, 2022

The proxy statement and 2021 annual report to stockholders are available at www.proxyvote.com.

A copy of the Company’s 2021 Annual Report is available without charge upon written request to: Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134.

“Householding” - Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials. A single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting EQ Shareowner Services, by email through the EQ Shareowner Services website at https://www.shareowneronline.com/UserManagement/ContactUs.aspx or toll free at (800) 468-9716.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134, Attn: Investor Relations, or call Mike Bishop at (415) 894-9633.

Any stockholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address listed above.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting as proxyholder under the proxies.

energous SCAN TO VIEW MATERIALS & VOTE ENERGOUS CORPORATION 3590 NORTH FIRST STREET, SUITE 210 SAN JOSE, CA 95134 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WATT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D85724-P73484 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ENERGOUS CORPORATION 3590 NORTH FIRST STREET, SUITE 210 SAN JOSE, CA 95134 ENERGOUS CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR ALL of the following 1. Election of Directors Nominees: 01) Kathleen Bayless 02) Sheryl Wilkerson 03) Rahul Patel 04) Reynette Au For All Withhold All For All Except The Board of Directors recommends you vote FOR proposal 2. 2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2022. NOTE: To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. Abstain Against For Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D85725-P73484 ENERGOUS CORPORATION Proxy for Annual Meeting of Stockholders June 15, 2022 10:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Cesar Johnston and William Mannina, and each of them, with the power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all of the shares of Common Stock of Energous Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Energous Corporation to be held on June 15, 2022 at 10:00 a.m. Pacific Time online or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side